UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 7, 2009
Date of report (Date of earliest event reported)
PepsiAmericas, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15019 (Commission File Number)	13-6167838 (IRS Employer Identification No.)
4000 RBC Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 661-4000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 7, 2009, we entered into Amendment No. 2 to the rights agreement dated May 20, 1999, as amended on August 18, 2000 (the “Rights Agreement”), with Wells Fargo Bank, N.A. as successor rights agent (“Amendment No. 2”). Amendment No. 2 extends the “Final Expiration Date,” as defined in the Rights Agreement, of the preferred stock purchase rights issued under the Rights Agreement from May 20, 2009 to May 20, 2010. No other changes were made to the Rights Agreement.
     For further information, please refer to the text of Amendment No. 2, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
ITEM 8.01 OTHER EVENTS.
     On May 7, 2009, we issued a press release announcing that we have informed PepsiCo that our Board of Directors, based on the recommendation of the Transactions Committee, comprised of all eight independent directors as defined by the shareholder agreement with PepsiCo, has unanimously determined that PepsiCo’s non-binding proposal to acquire all of the outstanding shares of PepsiAmericas’ common stock that are not already owned by PepsiCo for $11.64 in cash and 0.223 shares of PepsiCo common stock per PepsiAmericas common share is not acceptable and is not in the best interest of our shareholders.
     For further information, please refer to the text of such press release, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) See “Exhibit Index.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.
Date: May 7, 2009	By:	/s/ Robert C. Pohlad
Robert C. Pohlad
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amendment No. 2 to Rights Agreement between PepsiAmericas, Inc. and Wells Fargo Bank, N.A., as Rights Agent, dated May 7, 2009.

99.1	Press release dated May 7, 2009.